                            SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                             (Amendment No.______)

Filed by Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ] Preliminary Proxy Statement
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
        240.14a-12
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))


                             OAKHURST COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)

          ____________________________________________________________
      (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

    [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A
    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) an 0-11.

        1)  Title of each class of securities to which transaction applies:

            ------------------------------------------------------------------

        2)  Aggregate number of securities to which transaction applies:

            ------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ------------------------------------------------------------------

        4)  Proposed maximum aggregate value of transaction:

            ------------------------------------------------------------------

        5)  Total fee paid:

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided in Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:                       ______________________

        2) Form, Schedule or Registration Statement No.: ______________________

        3) Filing Party:                                 ______________________

        4) Date Filed:                                   ______________________

                             OAKHURST COMPANY, INC.
                              1001 SANTERRE DRIVE
                           GRAND PRAIRIE, TEXAS 75050

        _______________________________________________________________


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




Notice is hereby given that the Annual Meeting of Stockholders of Oakhurst Company, Inc., a Delaware corporation, will be held as follows:


         DATE:       Thursday, July 18, 1996

         PLACE:      The offices of Deloitte & Touche LLP
                     1633 Broadway, 7th Floor, New York, New York

         TIME:       10:00 a.m., local time

         PURPOSES:   To elect one Class I director to serve for a term of three years and until his successor is elected and qualified.

                     To consider the approval of an amendment to the 1994 Omnibus Stock Plan.

                     To transact such other business as may properly come before the meeting including, but not limited to the adjournment of the meeting for purposes of soliciting additional proxies to achieve a quorum or to obtain an affirmative vote on a proposal.

Only stockholders of record at the close of business on May 31, 1996 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                              By Order of the Board of Directors
                                                      Roger M. Barzun, Secretary

June 18, 1996





         YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED
           PROXY IN THE ENVELOPE PROVIDED.  THE EXECUTION OF A PROXY
                WILL NOT AFFECT A RECORD HOLDER'S RIGHT TO VOTE
                      IN PERSON IF PRESENT AT THE MEETING.

                           OAKHURST COMPANY, INC.
                             1001 SANTERRE DRIVE
                         GRAND PRAIRIE, TEXAS 75050
                               (214) 660-4499

                             -------------------

                               PROXY STATEMENT

                             -------------------

                             GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of Oakhurst Company, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on July 18, 1996 at the offices of Deloitte & Touche LLP, 1633 Broadway, 7th Floor, New York, New York. Proxies in the form enclosed will be voted at the meeting if they are properly executed, returned to the Company prior to the meeting and not revoked prior to the voting.

A proxy may be revoked at any time before it is voted (i) by giving to the Secretary of the Company written notice of revocation executed by the stockholder of record, which notice must be received prior to the vote being taken on the matter or matters as to which the proxy is being revoked, (ii) by delivering prior to the vote being taken on a given matter a duly executed proxy bearing a later date, or (iii) by the stockholder of record attending the meeting and expressing a desire to vote the shares in person. This Proxy Statement and the accompanying proxy were first sent to the Company's stockholders on or about June 18, 1996.


MATTERS TO BE CONSIDERED

The Annual Meeting has been called for the following purposes:

         1. To elect one Class I director for a term of three years and until his successor is elected and qualified;

         2. To consider the approval of an amendment to the 1994 Omnibus Stock Plan; and

         3. To transact such other business as may properly come before the meeting including, but not limited to the adjournment of the meeting for purposes of soliciting additional proxies to achieve a quorum or to obtain an affirmative vote on a proposal.


RECORD DATE AND VOTING

Only stockholders of record at the close of business on May 31, 1996 (the "Record Date") are entitled to notice of, and to vote at, the meeting or any adjournment thereof. At the close of business on the Record Date, there were 3,201,144 shares of the common stock, $0.01 par value ("Common Stock") so held. The Company has no other class of securities outstanding.

Each duly executed proxy received by the Company will be voted FOR the matters described above unless the record holder otherwise specifies on the proxy, and in the discretion of the proxy holders as to the transaction of any other business that may properly come before the meeting. Other than the possible adjournment of the meeting for purposes of soliciting additional proxies to achieve a quorum or to obtain an affirmative vote on a proposal, the directors do not know of any such other matter or business to be brought before the meeting.

QUORUM, ABSTENTIONS, NON-VOTES AND VOTE REQUIRED

The presence in person or representation by proxy of the holders of a majority of the Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the matters to be voted upon. In the absence of a quorum, the stockholders present may nevertheless adjourn the meeting.

A holder of record of Common Stock is entitled to one vote for each share so held on the Record Date. Each broker non- vote (i.e., the lack of a vote by a holder on the matter in question because of lack of authority to do so when that holder is present in person or by proxy and will or has voted on one or more other matters as to which he does have authority) is counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but will not be treated as a negative vote and consequently will have no effect on the voting.

Election of Directors. The affirmative vote of the holders of a plurality of the votes cast either in person or by proxy is required to elect directors.

Other Matters. Approval of each other matter before the meeting requires the affirmative vote of the holders of a majority of the sum of the number of shares of Common Stock voted for and against such matter.


PROXY SOLICITATION AND EXPENSES

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the solicitation material will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, and if deemed necessary, through a third party solicitation agent by means of personal interview, telephone, facsimile or telegram. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to solicit their customers who are beneficial owners of Common Stock and to forward solicitation materials to such beneficial owners. The Company will reimburse them for their reasonable out-of-pocket expenses incurred in such solicitation.


                      PROPOSAL 1 -- ELECTION OF DIRECTORS

The following section contains certain information about the nominee for a directorship, incumbent directors whose terms do not expire at the Annual Meeting, and the Board of Directors.

The by-laws of the Company provide for such number of directors as is determined from time to time by the Board of Directors. There are currently seven directors divided into three classes, each class having a term of three years. The new Class I director will be elected for a term of three years and until his successor is elected and qualified.

In order to reduce the size of the Board to six members and thereby reduce Board expenses, the Nominating Committee of the Board of Directors has nominated one of the two incumbent Class I directors for election to the Board at the Annual Meeting, and the nominee has expressed his intention to serve if elected. Should the nominee become unavailable to serve when elected, the proxy holders may vote each proxy (unless authority to vote has been withheld for the nominee) for the election in his stead of any other person the Nominating Committee may recommend. The proxy solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

                                             CURRENT
                                             TERM         DIRECTOR
    NAME                            AGE      EXPIRES       SINCE     CLASS
    ----                            ---      -------       -----     -----
    Robert M. Davies (nominee)      45        1996         1991        I
    John D. Abernathy               58        1997         1994        II
    Mark Auerbach                   58        1997         1991        II
    Bernard H. Frank                75        1997         1995        II
    Joel S. Lever                   44        1998         1994       III
    Anthony N. Puma                 32        1998         1995       III

BUSINESS HISTORY OF NOMINEE AND CONTINUING DIRECTORS

Mr. Davies. Mr. Davies has been a Vice President of Wexford Capital Corporation, which acts as the investment manager to several private investment funds since 1994. Since November 1, 1995, Mr. Davies has also served as Executive Vice President of Wexford Management LLC, a private investment management company. From September 1993 to May 1994 he was a Managing Director of Steinhardt Enterprises, Inc., an investment banking company, and from 1987 to August 1993, he was Executive Vice President of The Hallwood Group Incorporated, a merchant banking firm. Mr. Davies is a director of the Company's majority owned, publicly traded subsidiary, Steel City Products, Inc. and of Wahlco Environmental Systems, Inc., an environmental equipment and services company.

Mr. Abernathy. Mr. Abernathy has been Executive Director of Patton Boggs, L.L.P., a Washington DC law firm, since January 1995. From March 1991 to February 1994 he was the Managing Director of Summit, Solomon & Feldesman, a New York City law firm, and from July 1983 until June 1990, Mr. Abernathy was Chairman and Chief Executive Partner of BDO Seidman, a public accounting firm. Mr. Abernathy is a director of Barringer Technologies, Inc., a manufacturer of high sensitivity analytical instruments for chemical sensing, and Wahlco Environmental Systems, Inc., an environmental equipment and services company.

Mr. Auerbach. Mr. Auerbach has been Chairman, President and Chief Executive Officer of the Company and Chief Financial Officer of its publicly traded subsidiary, Steel City Products, Inc., since December 1995. He has also been Senior Vice President and Chief Financial Officer since April 1993 of Central Lewmar, L.P., a fine paper merchant. From September 1992 until April 1993, he was a partner of Marron Capital, L.P., an investment banking company. Prior to that, he was President, Chief Executive Officer and Chairman of the Board of Implant Technology, Inc., a manufacturer of artificial hip systems, from 1990 to 1992. He is a director of Pharmaceutical Resources, Inc., a generic drug manufacturer. Mr. Auerbach is a certified public accountant.

Mr. Frank. Mr. Frank has been Executive Vice President and Chief Operating Officer of the Company since May 1994 and is a founder of the Company's majority owned, publicly traded subsidiary, Steel City Products, Inc., of which he has been Chief Executive Officer since 1993, Chairman since 1994 and an executive officer for more than the last five years.

Mr. Lever. Mr. Lever has been associated with the law firm of Kurzman & Eisenberg or its predecessor since 1980, and became a member of the firm in 1984. Mr. Lever specializes in transactional business matters with particular emphasis on fine arts publishing, distribution and investment, and the sale and acquisition of commercial real estate entities. Prior to 1980, Mr. Lever was an Assistant District Attorney for Kings County, New York.

Mr. Puma.  Mr. Puma is President and founder (in 1988) of Puma Products,
Inc., which was acquired by the Company in October 1994. Before that, Mr. Puma held various positions with SDI Corporation, a distributor of accessories to the small truck and van conversion markets.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR

                        ________________________________


MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held five meetings during the fiscal year ended February 29, 1996. During that period, each incumbent director attended at least 75% of the meetings of the Board of Directors held while he was a director, as well as all meetings of committees of the Board on which he served.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Stock Plans Committee. The Board established an ad hoc Nominating Committee in May 1996 in connection with the 1996 Annual Meeting of Stockholders.

The Audit Committee (composed of Messrs. Abernathy, Davies and Lever) reviews the Company's system of internal controls, selects the Company's independent auditors and accountants, and periodically reviews their services. The Audit Committee held four meetings during the fiscal year ended February 29, 1996.

The Compensation Committee (composed of Mr. Davies and Richard Randolph, who is not standing for re-election) reviews and determines cash compensation payable to executive officers of the Company. The Compensation Committee held one meeting during the fiscal year ended February 29, 1996.

The Stock Plans Committee (composed of Mr. Davies and Richard Randolph, who is not standing for re-election) administers the Company's stock plans. The Stock Plans Committee held one meeting during the fiscal year ended February 29, 1996.


The Nominating Committee (composed of Messrs. Auerbach, Davies, Frank and Lever) was charged with making nominations for the 1996 Annual Meeting and recommendations as to the size and make-up of the Board. The Nominating Committee did not solicit or receive any nominations from shareholders.


DIRECTORS' COMPENSATION

Each director who is not an employee of the Company receives an annual fee of $10,000, but no meeting fees, and is entitled to reimbursement for his out-of-pocket expenses incurred in attending meetings. Non-employee directors also receive annual stock option grants on May 1 each year under the Non-Employee Director Stock Option Plan covering 3,000 shares of Common Stock, which are immediately exercisable at an option price equal to the market value on the date of grant.


             PROPOSAL 2 -- AMENDMENT OF THE 1994 OMNIBUS STOCK PLAN

Stockholders are being asked to approve an amendment to the Company's 1994 Omnibus Stock Plan (the "Plan") adopted (subject to stockholder approval) by the Board of Directors on December 18, 1995. The amendment authorizes the issuance of an additional 150,000 shares under the Plan. At June 1, 1996, employees of the Company have been granted stock and stock options covering substantially all of the shares available for issuance under the Plan. Additional options have been granted subject to the approval by the stockholders of the increase in shares. The Board intends to continue to use grants under the Plan to assist in attracting and retaining personnel who can contribute to the growth and development of the Company. The amendment will increase the number of shares of the Company's stock available for this purpose.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


PLAN SUMMARY

The following is a summary of the material features of the Plan, modified to reflect the proposed amendment to increase the number of shares issuable under the Plan. The summary is qualified in its entirety by the full text of the Plan, a copy of which is available for review at the principal executive offices of the Company and will be furnished to stockholders without charge upon written request to Karen A. Stempinski, Assistant Secretary, at 1001 Santerre Drive, Grand Prairie, Texas 75050.

The 1994 Omnibus Stock Plan (the "Plan") was adopted by the Board of Directors on April 29, 1994 in order to more directly align the interests of management and key employees with those of the stockholders. The Plan provides for the issuance of a maximum of 500,000 shares of Common Stock pursuant to the grant of incentive stock options to employees and the grant of non-qualified stock options, stock or restricted stock to employees, consultants, directors and officers of the Company and its subsidiaries. Any employee of the Company or its subsidiaries who is considered a key contributor to the overall success of the consolidated enterprise is an eligible participant in the Plan. The last sale price of the Common Stock on June 3, 1996 was $1.25 per share.

Approval by the stockholders of the amendment is sought in order to meet the stockholder approval requirements of (i) the Plan itself; (ii) Section 422 of the Internal Revenue Code (the "Code")with respect to the issuance of incentive stock options; and (iii) Rule 16b-3 under the Securities Exchange Act of 1934, which, in the case of certain plans and amendments thereto that have been approved by stockholders, prevents the grant of options to directors, executive officers and certain other affiliates from being deemed "purchases" for purposes of the profit recapture provisions of Section 16(b) of that Act. The directors and executive officers, some of whom are directors of the Company, are eligible to receive options and stock awards under the Plan and will therefore benefit from such approval.

GENERAL. The Plan is administered by the Stock Plans Committee (the "Committee") of the Board of

Directors, none of whom by definition is eligible to receive options or awards under the Plan. Subject to the provisions of the Plan itself, the Committee has the authority to select the optionees or stock award recipients and determine the terms of the options or stock granted, including: (i) the number of shares; (ii) the term of the option (which may not exceed ten years); (iii) the exercise or purchase price (which in the case of an incentive stock option cannot be less than the market price of the Common Stock as of the date of grant); (iv) the type and duration of any transfer or other restrictions; and
(v) the time and form of payment for stock and upon exercise of options. Options granted are not transferable by the option holder except by will or by the laws of descent and distribution. Also, generally, no incentive stock option may be exercised more than 60 days following termination of employment. However, in the event that termination is due to death or disability, an incentive stock option is exercisable for a maximum of 180 days after such termination.

FEDERAL INCOME TAX INFORMATION. Set forth below is a general summary of the federal income tax consequences to the Company and to recipients who receive options or restricted stock under the Plan. The following summary is not intended to be exhaustive, does not address certain special federal tax provisions, and does not address state, municipal or foreign tax laws.


         Tax Treatment of Non-Qualified Stock Options. Under Section 83 of the Code, optionees realize no taxable income when a non-qualified stock option ("NSO") is granted. Instead, the difference between the fair market value of the stock and the option price paid is taxed as ordinary compensation income, on or after the date on which the option is exercised. The difference is measured and taxed as of the date of exercise if the stock is not subject at that time to a "substantial risk of forfeiture," as defined in Section 83. To the extent that the stock is subject to a substantial risk of forfeiture, the difference is measured as of the date or dates on which the risk terminates. The Plan permits the Compensation Committee to impose repurchase rights on stock acquired upon exercise of options that would constitute such a "substantial risk of forfeiture." If such repurchase rights are imposed, the optionee would recognize taxable income and incur a tax liability, and the optionee's holding period for tax purposes would commence, in the year or years that the substantial risk of forfeiture terminates with respect to the stock.

         Alternatively, an optionee holding an NSO may elect, within thirty days after the option is exercised, in accordance with Section 83(b), to be taxed on the difference between the option exercise price and the fair market value of the stock on the date of exercise even though the stock acquired is subject to a substantial risk of forfeiture. If the optionee makes this election, subsequent changes in the value of the Common Stock at the time the forfeiture provisions lapse will not result in ordinary compensation income to the optionee.

         The Company receives no tax deduction on the grant of an NSO, but is entitled to a tax deduction when the optionee recognizes taxable income on or after exercise of the option, in the same amount as the income recognized by the optionee.

         Tax Treatment of Incentive Stock Options. Under Section 422 of the Code, an optionee incurs no federal income tax liability on either the grant or exercise of an incentive stock option ("ISO"). Provided that the stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on the subsequent sale of the stock will be taxed as long-term capital gain. If the stock is disposed of within a shorter period, the optionee will be taxed, with respect to the gain realized, as if he or she had then received ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and its fair market value on the date on which the option was granted. The balance of the gain realized will be taxed as capital gain, long-term or short-term depending on the holding period since the date of exercise.

         The Company receives no tax deduction on the grant or exercise of an ISO, but is entitled to a tax deduction if the optionee recognizes ordinary compensation income on account of a premature disposition of ISO stock in the same amount and at the same time as the optionee's recognition of income.

         Tax Treatment of Stock and Restricted Stock Awards. An employee who receives a grant of stock will recognize ordinary compensation income at the time such stock is received in an amount equal to the excess of the aggregate fair market value, on the date of award over the amount, if any, paid by the employee for the stock. An employee who receives a grant of restricted stock generally will not recognize taxable income at the time such stock is received, but will recognize ordinary compensation income when the transfer and forfeiture restrictions lapse in an amount equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount, if any, paid by the employee for the restricted stock. Alternatively, an employee receiving restricted stock may elect, in accordance with Section 83(b) of the Code, to be taxed on the excess of the fair market value of the shares of restricted stock at the time of grant over the amount, if any, paid by the employee, notwithstanding the transfer and forfeiture restrictions on the stock. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the employee. The full amount of dividends or other distributions of property made with respect to restricted stock prior to the lapse of the transfer and forfeiture restrictions will constitute ordinary compensation income to the employee and the Company will be entitled to a deduction at the same time and in the same amount.
                          ___________________________


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following section sets forth certain information regarding ownership of the Common Stock at May 31, 1996. Except as otherwise indicated in the footnotes, the Company believes that the beneficial owners of the Common Stock listed in the tables, based on information furnished by such owners, have sole investment and voting power with respect to the shares of Common Stock shown as beneficially owned by them. The numbers and percentages assume for each person or group listed, the exercise of all stock options held by such person or group that are exercisable within 60 days of May 31, 1996, in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, but not the exercise of such stock options owned by any other person.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth each person known by the Company (other than management) to own beneficially 5% or more of the outstanding Common Stock.

Name and Address                            Number of Shares    Percentage of
of Beneficial Owner                         of Common Stock         Class
- - -------------------                         ---------------     -------------
Fidelity Capital Appreciation Fund (1)           289,000            9.0%
82 Devonshire Street
Boston, Massachusetts 02109

Special Situations Fund, L.P. (2)                289,000            9.0%
153 East 53rd Street
New York, NY 10022

William D. Witter, Inc.                          175,400            5.4%
One Citicorp Center
New York, NY  10022
- - --------------

(1) Fidelity Capital Appreciation Fund is a portfolio of the Fidelity Capital Trust, an investment company registered under the Investment Company Act of 1940.

(2) By agreement with the Company dated June 25, 1990, as amended, Special Situations Fund, L.P. (formerly Prudential-Bache Special Situations Fund, L.P.) agreed not to increase its beneficial ownership of the Common Stock of the Company or Steel City Products, Inc. ("SCPI") above 8.2% of the then outstanding shares except in transactions to which the Company or SCPI, as the case may be, is a party or under certain other circumstances.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Common Stock (including Common Stock issuable upon exercise of options) by each director, each nominee for election to the Board of Directors, each individual named in the Summary Compensation Table (under the heading "Executive Compensation" below) and by all directors, all such named individuals and all executive officers of the Company as a group.

NAME AND ADDRESS*                                    NUMBER OF SHARES              PERCENTAGE OF
OF BENEFICIAL OWNER                                  OF COMMON STOCK                  CLASS
- - -------------------                                  ---------------                  -----
John D. Abernathy . . . . . . . . . . . . . . . . . . . . .  23,996(1)                  **

Mark Auerbach . . . . . . . . . . . . . . . . . . . . . .    73,996(1)                2 .3%

Robert M. Davies  . . . . . . . . . . . . . . . . . . . .    88,996(2)                2 .8%

Bernard H. Frank  . . . . . . . . . . . . . . . . . . . . .  65,134(3)                2 .0%

Maarten D. Hemsley  . . . . . . . . . . . . . . . . . . .   220,812(4)                6 .7%

Joel S. Lever . . . . . . . . . . . . . . . . . . . . . . .  64,815(5)                2 .0%

Anthony N. Puma . . . . . . . . . . . . . . . . . . . . .   266,667(6)                8 .4%

Terrance W. Allan   . . . . . . . . . . . . . . . . . . .    15,831(7)                  **

John R. Ruda  . . . . . . . . . . . . . . . . . . . . . .    44,327(8)                1 .4%

All directors and executive officers
as a group, 11persons . . . . . . . . . . . . . . . . . .   880,734(9)                24.6%
- - --------------

* The address of each of these individuals is the Company's address set forth on page 1.

**  Less than 1%

(1) These shares are issuable under outstanding stock options that are presently exercisable at prices ranging from $1.22 to $3.37 per share.

(2) This number includes 23,996 shares issuable under outstanding stock options that are presently exercisable prices ranging from $1.22 to $3.37 per share.

(3) This number includes 48,327 shares issuable under outstanding stock options that are presently exercisable at $2.00 per share.

(4) This number includes 129,424 shares issuable under outstanding stock options that are exercisable within 60 days of June 1, 1996 at $2.75 per share and 10,500 shares held in a retirement fund of which Mr. Hemsley is the trustee and beneficiary.

(5) This number includes 23,996 shares issuable under outstanding stock options that are presently exercisable at prices ranging from $1.22 to $3.37 per share.

(6) One-half of these shares may not be sold by Mr. Puma prior to October 1996 and the other one-half may not be sold prior to October 1997.

(7) This number includes 15,331 shares issuable under outstanding stock options that are exercisable within 60 days of June 1, 1996 at prices ranging from $1.25 to $2.00 per share. Mr. Allan is an executive officer of the Company's subsidiary, Steel City Products, Inc.

(8) This number includes 35,827 shares issuable under outstanding stock options that are exercisable within 60 days of June 1, 1996 at $2.00 per share.

(9) This number includes 385,093 shares issuable under outstanding stock options that are exercisable within 60 days of June 1, 1996 at prices ranging from $1.22 to $3.37 per share.


SECTION 16(A) REPORTS

Based solely on its review of copies of reports filed by reporting persons of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, or a written representation from certain reporting persons that no Form 5 filing was required for such person, the Company believes that all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of that Act, except that (i) through an oversight, Mr. Davies omitted to timely file a single Form 4 with respect to a purchase of Common Stock in September 1994 (a report on Form 4 was promptly filed when the oversight was discovered, and (ii) Laurence D. Finman filed his Form 3 six days late because he was on vacation at the time of his appointment as a Vice President of the Company on December 18, 1995.


                             EXECUTIVE COMPENSATION

The following section contains information about compensation, stock options and awards, employment arrangements and other information concerning certain of the executive officers of the Company and its largest subsidiary, Steel City Products, Inc. ("SCPI").


SUMMARY COMPENSATION TABLE

The table below sets forth compensation paid to the Chief Executive Officer, the former Chief Executive Officer, the Executive Vice President and the Senior Vice President - Marketing of the Company. No other executive officer of the Company was paid in excess of $100,000 during fiscal 1996. Also included is compensation paid to an executive officer of SCPI who is not an executive officer of the Company.

                                           ANNUAL COMPENSATION                     LONG TERM COMPENSATION AWARDS
                                 ---------------------------------------          -------------------------------
                                                                   OTHER
                                                                   ANNUAL         SECURITIES            ALL
                                                                   COMPEN-        UNDERLYING           OTHER
NAME AND PRINCIPAL                          SALARY     BONUS       SATION          OPTIONS          COMPENSATION
    POSITION                      YEAR        ($)       ($)          ($)*             (#)               ($)
- - -----------------------------------------------------------------------------------------------------------------
Mark Auerbach (1)                 1996         24,000    --          --             100,000
Chairman President &
Chief Executive Officer

Maarten D. Hemsley (2)            1996         77,885    --       14,360(3)           --               6,521(4)
Former Chief Executive Officer    1995        135,105  97,366     27,466            100,000            6,021
                                  1994        174,980    --        --                 --               3,993

Bernard H. Frank (5)              1996         82,775    --                           --              19,151(6)
Executive Vice President &        1995        100,100  55,779        --             27,500            21,029
Chief Operating Officer           1994         80,340  51,000        --               --              23,212

John R. Ruda (7)                  1996        151,500    --          --               --               6,847(8)
Senior Vice President -           1995        151,525  73,632        --             15,000             9,103
Marketing                         1994        141,340  69,727        --               --              12,723

Terrance W. Allan (5)             1996        106,160    --          --              5,000             4,797(8)
Executive Vice President SCPI     1995        110,855  21,746        --              6,000             6,498
                                  1994        109,913  19,600        --               --               7,067
- - -----------------

* Excludes perquisites and other personal benefits if the aggregate amount of such items of compensation was less than the lesser of either $50,000 or 10% of the total annual salary and bonus of the named executive officer.

(1) Mr. Auerbach became Chief Executive Officer of the Company in December 1995 and serves in that capacity as a consultant to the Company.

(2) Mr. Hemsley resigned all his positions with the Company in December 1995. In fiscal 1996, of Mr. Hemsley's total salary, $55,285 was paid by the Company and $22,600 was paid by SCPI (of which he was Chief Financial Officer until December 1995). Upon his resignation, Mr. Hemsley became a consultant to the Company.

(3) This amount consists of a stock award of 5,909 shares of Common Stock valued at $7,016 based on the per share closing price of the Common Stock on the date of award ($1.187), and $7,344 representing a car allowance made available to him under his employment agreement with SCPI (see "Employment Agreements," below.)

(4) This amount consists of (i) $2,310 paid by SCPI into its 401(k) plan for the account of Mr. Hemsley, an amount equal to 25% of his contributions, and (ii) $4,211 representing long term disability insurance premiums paid by the Company.

(5) Mr. Frank, who is also Chairman and Chief Executive Officer of SCPI, and Mr. Allan are compensated only by SCPI, except with respect to stock options and stock awards.

(6) This amount consists of (i) $5,243 paid by SCPI into its 401(k) plan for the account of Mr. Frank, an amount equal to 25% of his contributions until such contribution was discontinued in October, 1995; and (ii) $6,504, $5,508 and $1,896 that Mr. Frank received under three substantially identical agreements amended in 1987 in consideration of the waiver by Mr. Frank of his bankruptcy claims for annuity rights in SCPI's predecessor's bankruptcy.

(7) Mr. Ruda became an executive officer of the Company in December 1995. Prior to that his salary was paid by SCPI.

(8) This amount represents a contribution by SCPI to its 401(k) plan for the account of this executive, an amount equal to 25% of his contributions until such contribution was discontinued in October, 1995.

COMPENSATION AGREEMENTS

Mr. Auerbach. In December 1995 the Company entered into a one-year consulting agreement with Mr. Auerbach in connection with his appointment as Chairman, President and Chief Executive Officer of the Company. The Company has the option to extend the agreement for an additional year. The agreement provides for the payment to Mr. Auerbach of $10,000 per month in consulting fees plus reimbursement of expenses incurred in carrying out his responsibilities. The agreement also provides for the grant to him of a stock option to purchase 100,000 shares of Common Stock pursuant to the Company's 1994 Omnibus Stock Plan if an increase in the shares issuable under that plan is approved by stockholders at the 1996 Annual Meeting of Stockholders or out of authorized but unissued shares, if the amendment is not approved. The option is exercisable in two equal installments at $1.25 and $2.50 per share, respectively, on the grant date and the first anniversary of the grant date. If prior to the first anniversary of the grant date the Company terminates the consulting agreement for cause or if Mr. Auerbach terminats the agreement, the second installment does not become exercisable.

Mr. Frank and Mr. Allan. SCPI has three-year employment agreements with each of Messrs. Frank and Allan (sometimes hereinafter referred to as the "executive") commencing September 1, 1993 that provide for base salaries of $100,000 (Mr. Frank) and $96,200 increasing to $115,050 (Mr. Allan). The agreements provide for the payment of annual management bonuses based upon the defined profits of SCPI's operating division, with Mr. Frank entitled to a minimum bonus of fifteen percent of base salary. The aggregate amount of such management bonuses payable each year to the executives and to all other SCPI executives is not to exceed 8% of such defined profits and the allocation thereof is made by the Compensation Committee of SCPI based on recommendations of Mr. Frank as Chief Executive Officer of SCPI. Mr. Allan is also entitled to an executive bonus calculated as a percentage of defined annual profits of SCPI that exceed $2,000,000.

In the event of non-renewal of the agreement, the executive is entitled to an aliquot portion of the bonus he would have earned during the year of non-renewal, since the contract year does not coincide with the fiscal year of SCPI. The agreements also provide that if the executive's employment terminates by reason of his death or disability, he is entitled to the greater of two years' salary (one year for Mr. Allan) or the salary for the balance of the term of the agreement and the minimum bonus for such period in the case of Mr. Frank and the management bonus that would otherwise have been paid in the case of Mr. Allan. If the executive's employment is otherwise terminated without cause, he is entitled to his salary and bonuses for the greater of one year or the balance of the term of the agreement.

The agreements provide for car allowances, and the executives are eligible to participate in all defined contribution plans, survivor and supplemental benefits, short and long-term disability benefits, and all other benefit plans and perquisites available now or in the future to the senior executives of SCPI.

The agreements also provide for certain termination rights in the event of a change in control of SCPI. Change in control is defined to include certain changes in the make-up of the SCPI board of directors or a sale of SCPI's assets or business. Each executive has the right to terminate his employment within a defined period (ranging up to one year) following a change in control and (i) to be paid his base salary for a period of up to 24 months following such termination; (ii) to continue to receive for a like period the benefits that he is entitled to receive under his agreement and (iii) to be paid 25% of base salary in lieu of all bonus entitlement. The agreements also provide for substantially the same payments and benefits in the event the executive's employment is terminated by SCPI without cause as a result of a change in control. In the event of any termination other than for cause, or voluntary resignation in the absence of a change in control, the executive's options become fully exercisable for a period of seven months following termination.
If a change in control had occurred on June 1, 1996, and if each of Messrs. Frank and Allan had exercised his rights of termination, payments by SCPI would have been approximately $550,000 in the aggregate.

Mr. Frank. Mr. Frank also receives compensation of $13,908 per year, in the aggregate, under three substantially identical agreements amended in 1987 in consideration of the waiver by Mr. Frank of his bankruptcy claims for annuity rights in SCPI's predecessor's bankruptcy. The amended agreements provide for payments to be made for a period of fifteen years subsequent to January 1988 of $6,504, $5,508 and $1,896 per year for the three agreements, respectively.

Mr. Ruda. In December 1995, the Company entered into a one-year agreement with Mr. Ruda in connection with his appointment as Senior Vice President -- Marketing of the Company. The agreement provides for the payment to Mr. Ruda of a base salary of $8,333 per month and participation in all benefits plans made available to employees generally and for the use of a Company car. The agreement also provides for a bonus based on revenues achieved by the Company's subsidiary, Steel City Products, Inc. ("SCPI"), based on a percentage of the defined net revenues of SCPI that exceed certain threshold levels. For a period of six months after his employment terminates or 18 months from the date of the agreement, whichever period is longer, Mr. Ruda is prohibited from competing with the Company. If Mr. Ruda's employment is terminated by the Company without cause, the Company is obliged to pay him in a lump sum his salary for the balance of the term of the agreement together with any portion of his bonus earned to the date of termination. Otherwise, the Company is obliged to give Mr. Ruda 60 days notice of termination unless termination is for cause, in which event his employment terminates on the giving of such notice. If Mr. Ruda elects to resign from the Company, he is obliged to give 60 days notice.

Maarten D. Hemsley. Under Mr. Hemsley's employment agreement as Chief Executive Officer, which terminated in December 31, 1995, the Company paid him a salary at the annual rate of $30,000, and pursuant to a similar agreement SCPI paid him a salary at the annual rate of $60,000. Under the agreements he was required to devote, on average, fifty percent of his working time to the affairs of the Company and SCPI. He was entitled to an annual bonus equal to 10% of the defined profits of the Company on a consolidated basis that exceeded $1,250,000; to a stock option, that vests over a four-year period, to purchase 100,000 shares of the Company's Common Stock; and to five annual awards of stock consisting of 5,909 shares each, commencing in April 1994. Mr. Hemsley also participated in survivor and supplemental benefits, short and long-term disability benefits, and all other benefit plans and perquisites available to senior executives of SCPI, including a car allowance of $750 per month that decreased to $500 per month in June 1995. In the event of the termination of his employment without cause, the Company was required to pay him the greater of six months' salary or the salary payable to him under the balance of the agreement term and the bonus prorated to the date of termination. In the event of his permanent disability or death, the Company was required to pay him or his estate six months' salary and a prorated bonus. In either event, his benefits would continue to be provided for the period for which continued salary payments are made.

Effective January 1, 1996, the Company commenced paying Bryanston Management, Ltd. ("Bryanston"), a management consulting company of which Mr. Hemsley is President, a fee at the rate of $85,000 per year in monthly installments for financial and operating consulting services to be rendered by Mr. Hemsley through Bryanston. The agreement provides that the Company will pay the cost of providing medical and dental insurance to Mr. Hemsley and one-half of the premiums for long-term disability insurance coverage. The Company also agreed to make available to Bryanston the use the automobile leased by the Company that Mr. Hemsley used as an employee in consideration of the payment by Bryanston of the difference between the monthly lease fee and $500. The Company will continue to make the stock awards provided for in his former employment agreement with the Company since such awards represent compensation for prior periods. The consulting agreement may be terminated by either the Company or Bryanston on six months notice.

OPTION GRANTS IN THE LAST FISCAL YEAR

The following table sets forth certain information with respect to stock options granted to the individuals named in the Summary Compensation Table, above, during the fiscal year ended February 29, 1996.



                                                                            POTENTIAL REALIZABLE VALUE
                                                                            AT ASSUMED ANNUAL RATES OF
                                                                                   STOCK PRICE
                                                                                 APPRECIATION FOR
                                          INDIVIDUAL GRANTS                    OPTION TERM (4)  ($)
                        ---------------------------------------------------    --------------------
                                         PERCENT OF
                                        TOTAL OPTIONS
                          NUMBER OF      GRANTED TO
                          SECURITIES    EMPLOYEES IN               EXPIR-
                          UNDERLYING     FISCAL YEAR   EXERCISE    RATION
NAME                       OPTIONS          (%)*       PRICE ($)    DATE                5%       10%
- - ------------------------------------------------------------------------------------------------------
Mark Auerbach (1)                3,000       2.4         3.37        0                 6,637    16,136
Mark Auerbach (1)               50,000      40.1         1.25                         39,305    99,608
Mark Auerbach (2)               50,000      40.1         2.00                          1,805    62,108

Maarten D. Hemsley                  --       --           --         --                   --        --

Bernard H. Frank                    --       --           --         --                   --        --

John R. Ruda                        --       --           --         --                   --        --

Terrance W. Allan (3)            5,000       4.0         1.25     12/19/05             3,930     9,960

______________

*   Options covering a total of 124,500 shares were granted in fiscal 1996.

(1) These options became exercisable at the date of grant.

(2) This option becomes exercisable on the first anniversary of the grant date.

(3) This option becomes exercisable in four installments of one-fourth of the shares, each, from and after the grant date and the following three anniversaries of the grant date.

(4) The "potential realizable value" is calculated based on the term of the option (ten years) at its date of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option. However, the optionee will not actually be able to realize any benefit from the option unless the market value of the Common Stock in fact increases over the option price.


AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

During fiscal 1996, there were no option exercises by any of the individuals named in the Summary Compensation Table above.

The following table sets forth certain information based upon the fair market value per share of the Common Stock at February 29, 1996 ($1.187), the Company's fiscal year end, with respect to stock options held at that date by each of the individuals named in the Summary Compensation Table. The "value" of unexercised in-the-money options is the difference between the market value of the Common Stock subject to the options at February 29, 1996 and the exercise (purchase) price of the option shares. At that date none of the options listed were in the money.

                                    Number of Securities                      Value of Unexercised
                                   Underlying Unexercised                    in-the-Money Options at
                                 Options at Fiscal Year End                     Fiscal Year End
                                 --------------------------          ---------------------------------------
       Name                     Exercisable    Unexercisable              Exercisable      Unexercisable
       ----                     -----------    -------------              -----------      -------------
Mark Auerbach . . . . . . . . .    70,996         50,000                       --                --
Maarten D. Hemsley  . . . . . .   109,424         60,000                       --                --
Bernard H. Frank  . . . . . . .    48,327           --                         --                --
John R. Ruda  . . . . . . . . .    30,827          5,000                       --                --
Terrance W. Allan . . . . . . .    13,415          5,916                       --                --


REPORT ON EXECUTIVE COMPENSATION IN FISCAL YEAR 1996

This report has been prepared by the Compensation Committee and the Stock Plans Committee of the Board of Directors and addresses the Company's compensation policies with respect to the Chief Executive Officer and executive officers of the Company in general for the 1996 fiscal year. All members of the Committees are non-employee directors. The Company has no operating business of its own, but is a holding company of operating businesses. The Company has elected to include in the Summary Compensation Table, above, certain information concerning an executive officer of the Company's largest subsidiary, Steel City Products, Inc., ("SCPI") who is not also an executive officer of the Company and accordingly, a discussion of his compensation is included here. Reference is made generally to the information under the heading "Employment Agreements," above.

Compensation Policy. The overall intent in respect of executive officers is to establish levels of compensation that provide appropriate incentives in order to command high levels of individual performance and thereby increase the value of the Company to its stockholders, and that are sufficiently competitive to attract and retain the skills required for the success and profitability of the Company. The principal components of executive compensation are salary, bonus and stock options.

Chief Executive Officer's Compensation. The Chief Executive Officer's consulting fee and stock option grant are paid pursuant to a written consulting agreement that was negotiated between Mr. Auerbach and the Company. The compensation was determined to be appropriate by the members of the Compensation Committee serving at the time based on the non-full- time nature of the position; the expertise and responsibility that the position requires; Mr. Auerbach's prior financial and accounting experience; and the subjective judgement of the members of a reasonable compensation level.

Other Executive Officers. Mr. Frank is an Executive Officer of the Company but receives all of his compensation in his capacity of Chairman and Chief Executive Officer of SCPI. Mr. Allan is included in the Company's proxy disclosures relating to compensation because of his importance to the success of the Company on a consolidated basis. Prior to December 1995, Mr. Ruda was an executive officer of SCPI. Each executive is compensated under a written employment agreement that was reviewed and approved by the Company's Compensation Committee and in the case of Mr. Allan, approved by the SCPI Compensation Committee.

Salary. All three executives were long term employees of SCPI and its predecessor, and one of them is a founder of the original business. Accordingly, the salary of each executive was based on the level of his prior salary and the subjective judgement of the members of the Committees as to the value of the executive's past contribution and potential future contribution to the profitability of the business.

Bonuses. Bonuses payable to Messrs. Frank and Allan under their employment agreements consist of an Annual Management Bonus, and in the case of Mr. Allan, an additional Annual Executive Bonus. The Annual Management Bonus is paid from a pool of funds equal to 8% of SCPI's consolidated net income before interest, taxes, depreciation, LIFO adjustments and amortization, prepared in accordance with generally accepted accounting principles consistently applied. The amount of the bonus pool allocation is based on Mr. Frank's recommendations to SCPI's Compensation Committee. Mr. Frank's recommendations, in turn, are based on his subjective judgement, formed by over forty years experience with the business, of the performance of each officer during the preceding year. Mr. Frank is entitled to a minimum Annual Management Bonus of 15% of salary provided that SCPI has earnings for the year in question. SCPI had no earnings in fiscal 1996 and accordingly no bonuses were paid.

The Annual Executive Bonus for Mr. Allan is equal to 1% of the amount by which SCPI's consolidated net income (defined in the same manner as for the Annual Management Bonus) exceeds $2,000,000. SCPI's defined net income did not exceed the $2,000,000 threshold in fiscal 1996 and accordingly no Annual Executive Bonuses were paid.

The bonus percentages and amounts contained in each executive's employment agreement are based on the executive's years of service, his perceived importance to the profitability of SCPI, and the subjective judgement of members of the appropriate Committee as to the best balance between salary and bonus, and what is fair and reasonable.

Stock Options. The Committees believe that stock ownership by executive officers is important in aligning management's and stockholders' interests in the enhancement of stockholder value over the long term. The exercise price of stock options is equal to the market price of the Common Stock on the date of grant. The stock option grants made to executive officers in 1996 (other than to the Chief Executive Officer) were made in recognition of the executives' services to the Company during the year and prior years and were in amounts deemed in the subjective judgement of the Stock Plans Committee to be appropriate.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code (enacted in 1993) generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executives. The Company's compensation payable to any one executive officer (including potential income from outstanding stock options) is currently and for the foreseeable future unlikely to reach that threshold. In addition, because of the significant consolidated net operating loss carryforwards of the Company, the deductibility of compensation payments is not currently an issue. However, should circumstances change, the Compensation Committee will study the matter and make recommendations to the Board.

This report shall not be deemed incorporated by reference into any filings of the Company with the Securities and Exchange Commission by implication or by any reference in any such filings to this Proxy Statement.


The Compensation Committee
The Stock Plans Committee:

    Robert M. Davies
    Richard Randolph


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee or Stock Plans Committee is or was an employee of the Company or any or its subsidiaries. Mr. Randolph is a Senior Vice President, but not an employee of the Company. Mr. Frank serves on the Compensation Committee of SCPI and is a director of SCPI and of the Company. Messrs. Abernathy and Davies are directors of Wahlco Environmental Systems, Inc. However, none of those companies is otherwise related to the Company or any of its subsidiaries.

In connection with the acquisition of Puma Products, Inc., the Company entered into a lease agreement with its founder, Anthony N. Puma, a nominee for election to the Board of Directors. The lease covers the 25,000 square foot facility used by Puma Products and runs for six years, with an option to extend for an additional four years. Rent under the lease is $3.25 per square foot and is subject to increase as a result of increases in real estate taxes and the Consumer Price Index. The financial terms of this lease were negotiated between the Company and Mr. Puma in connection with the acquisition of Puma Products and prior to his becoming affiliated with the Company.

The Board of Directors intends that any transactions with officers, directors and affiliates will be entered into on terms no less favorable to the Company than could be obtained from unrelated third parties and that they will be approved by a majority of the directors of the Company who are independent and disinterested with respect to the proposed transaction. No such transactions occurred in fiscal 1996.


                               PERFORMANCE GRAPH

This Performance Graph shall not be deemed incorporated by reference into any filings of the Company with the Securities and Exchange Commission by implication or by any reference in any such filings to this Proxy Statement.

The following graph assumes an investment of $100 on April 1, 1991, the date of the formation of the Company, and compares annual changes thereafter in the market price of the Company's Common Stock with (i) the Dow Jones Equity Market Index (a broad market index), and (ii) the Dow Jones Retailers - Other Specialty Index, a group of companies whose marketing strategy is focused on a limited product line, such as automotive parts. Both indices are published in the Wall Street Journal.

The performance of the indices is shown on a total return (dividend reinvestment) basis; however, the Company paid no dividends during the period shown. The graph lines merely connect the beginning and end of the measuring periods and do not reflect fluctuations between those dates.


- - --------------------------------------------------------------------------------
                               1991     1992     1993     1994     1995    1996
Oakhurst Company, Inc.        100.00   100.00    72.72    90.91   135.00   47.48
Dow Jones Equity              100.00   116.50   129.45   139.63   118.00  155.16
Dow Jones Retailers - Other   100.00   138.84   167.13   162.76   146.00  142.71
- - --------------------------------------------------------------------------------

                                    AUDITORS

The firm of Deloitte & Touche LLP, certified public accountants, served as the Company's independent auditors and accountants for the fiscal year ended February 29, 1996 and has been selected by the Audit Committee as the Company's independent auditors and accountants for the fiscal year ending February 28, 1997. A representative of Deloitte & Touche LLP is expected to be available at the Annual Meeting to make a statement if he wishes to do so and to respond to appropriate questions.


                      SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who wishes to present a proposal for action at the 1997 annual meeting of stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company, must deliver such proposal to the Company at its principal executive offices no later than April 20, 1997 and must meet the other requirements for inclusion set forth in Regulation Section 240.14a-8 under the Securities Exchange Act of 1934.


                                        By Order of the Board of Directors
                                                  Roger M. Barzun, Secretary

June 18, 1996

                            OAKHURST COMPANY, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby (i) revokes previous proxies given with respect to the shares of the common stock of Oakhurst Company, Inc. (the "Company") noted on the reverse side hereof and registered in the name of the undersigned (the "Shares"); (ii) acknowledges receipt of the Notice and Proxy Statement dated June 18, 1996 in connection with the Annual Meeting of Stockholders of the Company to be held on July 18, 1996 at 10:00 a.m. at the offices of Deloitte & Touche LLP, 1633 Broadway, New York, New York, or any adjournment thereof, and
(iii) appoints Mark Auerbach, Robert M. Davies and Roger M. Barzun, or any one of them, each with full power to act alone, the attorneys and proxies of the undersigned with power of substitution to each, to vote all of the Shares that the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders of the Company, and at any adjournment thereof, with all the powers the undersigned would have had if personally present at said meeting. Without limiting the generality of the authorization hereby given, said proxies are, and each of them is instructed to vote or act as follows on the matters to be voted upon set forth in said Proxy Statement:

        Election of one director (or if the nominee is not available for election, such substitute as the Board of Directors may designate).

        NOMINEE:  Robert M. Davies

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE -- YOU NEED NOT MARK ANY BOXES.
                                                                 ***************
        CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE * SEE REVERSE *
                                                                 *    SIDE     *
                                                                 ***************

[X] PLEASE MARK YOUR
    VOTES IN THIS
    EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" PROPOSALS 2 AND 3.

                           FOR THE      WITHHOLD
                           NOMINEE                    Nominee:  Robert M. Davies

1. Election of one director  [ ]          [ ]
   (or if the nominee is not available for election, such substitute as the Board of Directors may designate.)

To withhold authority to vote for the nominee, write his name on the line below.

- - ----------------------------------------------------
                                                        FOR    AGAINST   ABSTAIN

2.  Approval of an amendment to the 1994 Omnibus        [ ]      [ ]       [ ]
    Stock Plan.

3.  In their discretion, the Proxies are authorized     [ ]      [ ]       [ ]
    to vote upon such other business as may properly come before the meeting or any adjournment thereof, including adjournment of the meeting.

                                                             MARK HERE FOR [ ]
                                                        ADDRESS CHANGE AND
                                                  NOTE THE CHANGE AT LEFT.

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.









Signatrue___________________ Date:______ Signature:_________________ Date:______

NOTE: Please sign exactly as your name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.